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                                                                   EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, as amended by Post-Effective Amendment No. 1., of our report dated December 2, 1996, which appears on page 17 of the 1996 Annual Report to Shareholders of STB Systems, Inc., which is incorporated by reference in STB Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.




PRICE WATERHOUSE LLP


Dallas, Texas
October 31, 1997